Calculation of Filing Fee Tables
S-8
Veralto Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Other	Deferred Compensation Obligations	Other	5,000,000	$ 1.00	$ 5,000,000.00	0.0001381	$ 690.50
Total Offering Amounts:						$ 5,000,000.00		$ 690.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 690.50
Offering Note
[1]	Security Class Title: Pursuant to Rule 416(c) under the Securities Act, this Registration Statement on Form S-8 (this "Registration Statement") covers unsecured obligations of Veralto to pay deferred compensation in the future in accordance with the terms of the Veralto Corporation Non-Employee Directors' Deferred Compensation Plan. Maximum Aggregate Offering Price: Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources